Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Lauren Dyke, lauren.dyke@ICF.com, +1.571.373.5577

ICF Completes Acquisition of SemanticBits

FAIRFAX, Va. (July 14, 2022) — ICF (NASDAQ: ICFI), a global consulting and digital services provider, announced today that it has completed the acquisition of SemanticBits, a premier partner to U.S. federal health agencies for mission-critical digital modernization solutions. The company announced its intent to acquire SemanticBits last month.

ICF plans to provide updated financial guidance for full-year 2022, which will include the expected contribution from the acquisition when the company issues its second quarter results in early August.

Founded in 2005, SemanticBits provides a full suite of scalable digital modernization services using cloud and open-source frameworks, including end-to-end agile at-scale development capabilities, cloud-native solutions, data analytics and human-centered design.

Their 450-person team of technologists and practitioners bring a history of demonstrated success with large federal health IT projects and expertise across 30 technology platforms. Their track record of excellent customer-centric delivery and fully agile approach complements ICF's deep federal health domain expertise and expanding digital modernization capabilities.

Read more about the acquisition and ICF's public health and digital transformation services.

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About ICF

ICF is a global consulting services company with approximately 8,000 full- and part-time employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements
Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about SemanticBits' revenue and post-acquisition revenue rate, our expectations regarding future opportunities for synergies, and our future results, plans, operations and prospects. These statements may involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to successfully integrate businesses, including the SemanticBits business. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.